Exhibit 10.1

ABERCROMBIE & FITCH CO.

INCENTIVE COMPENSATION PERFORMANCE PLAN

The Abercrombie & Fitch Co. Incentive Compensation Performance Plan (the “Incentive Plan”) is intended to satisfy the applicable provisions of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Incentive Plan shall be administered by the Compensation Committee (the “Committee”) of the Board of Directors of Abercrombie & Fitch Co. (the “Company”), which is intended to consist solely of “outside directors” as such term is defined in Section 162(m) of the Code. The Committee shall select those key executives of the Company with significant operating and financial responsibility and who are likely to be “covered employees” (within the meaning of Section 162(m) of the Code) for the relevant fiscal year, to be eligible to earn seasonal or annual cash incentive compensation payments to be paid under the Incentive Plan. In addition, all associates of the Company selected to participate for a given fiscal year shall be eligible to earn seasonal or annual cash incentive compensation under the Incentive Plan.

In respect of each Spring and/or Fall selling season or fiscal year, the Committee may establish performance goals for the Company. For purposes of the Incentive Plan, a “performance goal” shall mean any one or more of the following business criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee: (i) gross sales, net sales, or comparable store sales; (ii) gross margin, cost of goods sold, mark-ups or mark-downs; (iii) selling, general and administrative expenses; (iv) operating income, earnings from operations, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or extraordinary or special items; (v) net income or net income per common share (basic or diluted); (vi) inventory turnover or inventory shrinkage; (vii) return on assets, return on investment, return on capital, or return on equity; (viii) cash flow, free cash flow, cash flow return on investment, or net cash provided by operations; (ix) economic profit or economic value created; (x) stock price or total stockholder return; and (xi) market penetration, geographic expansion or new concept development; customer satisfaction; staffing; diversity; training and development; succession planning; employee satisfaction; acquisitions or divestitures of subsidiaries, affiliates or joint ventures. These factors may be adjusted by the Committee to eliminate the effects of charges for restructurings, discontinued operations, extraordinary items and all items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principle all as determined in accordance with standards established by opinion No. 30 of the Accounting Principles Board or other applicable or successor accounting provisions, as well as the cumulative effect of accounting changes, in each case as determined in accordance with generally accepted accounting principles or identified in the Company’s financial statements or notes to the financial statements. These factors shall have a minimum performance standard below which no payments will be made, and a maximum performance standard above which no additional payments will be made. These performance goals may (but need not) be based on an analysis of historical performance and growth expectations for the Company, financial results of other comparable businesses and progress toward achieving the Company’s long-range strategic plan. These performance goals and determination of results shall be based entirely on objective measures. The Committee may not use any discretion to modify award results except as permitted under Section 162(m) of the Code.

Annual incentive compensation targets may be established for eligible executives ranging from 5% to 150% of base salary. Executives may earn their target incentive compensation if the pre-established performance goals are achieved. The target incentive compensation percentage for each executive will be based on the level and functional responsibility of his or her position, size of the business for which the executive is responsible and competitive practices. The amount of incentive compensation paid to participating executives may range from zero to double their targets, based upon the extent to which performance goals are achieved or exceeded. Except as otherwise permitted by Section 162(m) of the Code, the minimum level at which a participating executive will earn any incentive payment, and the level at which an executive will earn the maximum incentive payment of double the target, must be established by the Committee no later than before 25% of the applicable bonus period has elapsed (or, if less, 90 days of such bonus period have elapsed). Actual payouts must be based on either a straight-line or pre-established graded interpolation based on these minimum and maximum levels and the performance goals. The Committee may, in its sole discretion, adjust payouts downward from the amount a covered employee is entitled to receive under the applicable formula.

At such time as it shall determine appropriate following the conclusion of each bonus period, the Committee shall certify, in writing, that the applicable performance goals were satisfied and the amount of a covered employee’s cash incentive compensation for such bonus period. No payments shall be made under the Incentive Plan until such certification has been made. Any payments under the Incentive Plan shall in all events be paid no later than the fifteenth day of the third month following the end of the fiscal year in which the applicable bonus period ends.

The maximum dollar amount to be paid for any year under the Incentive Plan to any participant may not exceed $5,000,000.

The Board may, from time to time, alter, amend, suspend or terminate the Incentive Plan as it shall deem advisable, subject to any requirement for stockholder approval imposed by applicable law, including Section 162(m) of the Code. No amendments to, or termination of, the Incentive Plan shall in any way impair the rights of a covered employee under any award previously granted without such employee’s consent.

If at any time after the date on which an Incentive Plan participant has received payments under the Incentive Plan pursuant to the achievement of a performance goal, the Committee determines that the earlier determination as to the achievement of the performance goal was based on incorrect data and that in fact the performance goal had not been achieved or had been achieved to a lesser extent than originally determined and a portion of such payment would not have been paid, given the correct data, then such portion of any such payment paid to the Incentive Plan participant shall be paid by such participant to the Company upon notice from the Company as provided by the Committee.

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